                                                                    Exhibit 99.1

OPNET Media Contact:                         OPNET Investor Relations:
Elena Afanassieva                            Joseph W. Kuhn
OPNET Technologies, Inc.                     OPNET Technologies, Inc.
(240) 497-3000                               (240) 497-3000
Media@opnet.com                              ir@opnet.com

                    OPNET Reports Results for Fiscal Q4 2003

                       .   Record Revenue of $12.4 Million
                       .   EPS of $0.05
                       .   Operating Cash Flow of $2.6 million


BETHESDA, MD -April 28, 2003- OPNET Technologies, Inc. (Nasdaq: OPNT), the leading provider of Intelligent Network Management software, today announced financial results for its fiscal quarter ended March 31, 2003. Revenue for the quarter ended March 31, 2003 was $12.4 million compared to $11.4 million for the same quarter in the prior year. Earnings per share for the fourth quarter 2003 and 2002 were $0.05 on a diluted basis.

For the fiscal year ended March 31, 2003, revenues were $46.5 million compared to $44.8 million for the previous fiscal year. Earnings per share for the fiscal year ended March 31, 2003 were $0.14 on a diluted basis, compared to $0.22 in fiscal year 2002.

OPNET Chairman & CEO, Marc A. Cohen, stated, "We are extremely pleased to report a strong fiscal Q4 and a second consecutive quarter of record revenue. We continued to generate cash from operations, increased EPS, maintained deferred revenue, reduced days sales outstanding, and strengthened our backlog and visibility. This demonstrates that we can execute in what continues to be a challenging economic environment. The growth in Q4 was driven by sales to corporate and government enterprises. We believe that this market remains very underpenetrated with Intelligent Network Management solutions, such as those provided by our IT Guru and SP Guru product suites."

First Quarter Fiscal Year 2004 Financial Outlook

OPNET expects first quarter of fiscal year 2004 revenue to be between $12.2 and $12.8 million and diluted earnings to be between 4 and 6 cents per share.

Financial Highlights for the Fourth Quarter of Fiscal Year 2003

..    Produced record quarterly revenue of $12.4 million; OPNET's second consecutive quarter with record revenue.

..    Increased revenue for the quarter 6.1% sequentially in a challenging economy.

..    Maintained deferred revenues at $9.6 million, consistent from the end of the third quarter of fiscal 2003.

..    Generated $2.6 million in cash flow from operations.

..    Reduced DSOs 10 days from December 31, 2002 to 54 days as of March 31,
     2003.

..    Increased cash to $70.3 million, up $2.3 million from December 31, 2002.

The Company will hold an investor conference call on Monday, April 28, 2003 at 5:00 pm EDT to review financial results for the fourth quarter of fiscal 2003. Investors will be able to listen to the call by calling 877-407-9210 in the U.S. or 201-689-8049 for international callers, and enter password OPN428, or use the webcast at www.opnet.com, or at www.vcall.com (click on OPNT under "Today's VCalls"). Investors

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are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software. Call the replay phone number at 877-660-6853 or 201-612-7415 for international callers. For replay, enter account # 1628, conference ID # 63793. The replay will be available from 7:00 pm EDT April 28th through 7:00 pm EDT May 1st. The webcast will be available at www.opnet.com or at www.vcall.com, archived for seven days.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. is the leading provider of Intelligent Network Management software. For more information about OPNET and its products, visit www.opnet.com.

OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts, including statements about expected financial performance in future periods, constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. ("OPNET") assumes no obligation to update these statements. Forward-looking statements are based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. For a discussion of risk factors that could affect OPNET's future performance, see OPNET's most recent 10-Q, filed with the Securities & Exchange Commission.

                                       ###

Note to editors: The word OPNET is spelled with all upper-case letters.

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                            OPNET Technologies, Inc.
                 Condensed Consolidated Statements of Operations
                                   (unaudited)

                                                              Three Months Ended              Twelve Months Ended
                                                                  March 31,                        March 31,
                                                         -----------------------------    -----------------------------
                                                             2003             2002            2003            2002
                                                         ------------     ------------    -------------    ------------
                                                                     (in thousands, except per share data)
Revenues:
          Software licenses                              $     8,914      $     7,081     $     31,223     $    27,003
          Services                                             3,490            4,297           15,228          17,753
                                                         -----------      -----------     ------------     -----------
               Total revenues                                 12,404           11,378           46,451          44,756
                                                         -----------      -----------     ------------     -----------

Cost of revenues:
          Software licenses                                      269              105              900             459
          Services                                             1,565            1,489            6,276           5,863
                                                         -----------      -----------     ------------     -----------
               Total cost of revenues                          1,834            1,594            7,176           6,322
                                                         -----------      -----------     ------------     -----------

Gross profit                                                  10,570            9,784           39,275          38,434
                                                         -----------      -----------     ------------     -----------
Operating expenses:
          Research and development                             3,335            2,974           12,909          12,339
          Sales and marketing                                  4,746            4,457           18,245          16,866
          General and administrative                           1,278            1,347            4,897           4,655
          Amortization of acquired technology                    126              104              504             434
                                                         -----------      -----------     ------------     -----------
               Total operating expenses                        9,485            8,882           36,555          34,294
                                                         -----------      -----------     ------------     -----------

Income from operations                                         1,085              902            2,720           4,140
Interest and other income, net                                   163              241              879           1,740
                                                         -----------      -----------     ------------     -----------
Income before provision for income taxes                       1,248            1,143            3,599           5,880
Provision for income taxes                                       252              102              841           1,380
                                                         -----------      -----------     ------------     -----------
Net income                                               $       996      $     1,041     $      2,758     $     4,500
                                                         ===========      ===========     ============     ===========
Basic net income per common share                        $      0.05      $      0.05     $       0.14     $      0.24
                                                         ===========      ===========     ============     ===========
Diluted net income per common share                      $      0.05      $      0.05     $       0.14     $      0.22
                                                         ===========      ===========     ============     ===========
Weighted average common shares outstanding (basic)            19,369           19,067           19,273          18,953
                                                         ===========      ===========     ============     ===========
Weighted average common shares outstanding (diluted)          20,060           20,010           19,974          20,014
                                                         ===========      ===========     ============     ===========

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                            OPNET Technologies, Inc.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)

                                                                         March 31,          March 31,
                                                                            2003              2002
                                                                       --------------    -------------
                                           ASSETS                              (in thousands)
Current assets:
       Cash and cash equivalents                                        $     70,251     $     62,240
       Accounts receivable, net                                                6,420            7,403
       Unbilled accounts receivable                                              933            1,331
       Refundable income taxes                                                     -            1,253
       Prepaid expenses and other current assets                               1,412              910
                                                                       -------------     ------------
              Total current assets                                            79,016           73,137

Property and equipment, net                                                    7,008            7,670
Intangible assets, net                                                         1,566            2,067
Goodwill                                                                      12,212           12,212
Deferred income taxes and other assets                                           626               70
                                                                       -------------     ------------
              Total assets                                             $     100,428     $     95,156
                                                                       =============     ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable                                                $         215     $        544
       Accrued liabilities                                                     2,756            2,362
       Deferred and accrued income taxes                                         172              156
       Deferred revenue                                                        9,127            8,019
                                                                       -------------     ------------
              Total current liabilities                                       12,270           11,081

       Notes payable                                                             300              150
       Deferred rent                                                             632              381
       Deferred revenue                                                          484              506
       Deferred taxes                                                              -               43
                                                                       -------------     ------------
              Total liabilities                                               13,686           12,161
                                                                       -------------     ------------

Commitments and contingencies                                                      -                -

Stockholders' equity:
       Preferred stock                                                             -                -
       Common stock                                                               26               25
       Additional paid-in capital                                             73,600           72,655
       Deferred compensation                                                     (59)             (74)
       Retained earnings                                                      17,257           14,499
       Accumulated other comprehensive income (loss)                              18              (10)
       Treasury stock                                                         (4,100)          (4,100)
                                                                       -------------     ------------
              Total stockholders' equity                                      86,742           82,995
                                                                       -------------     ------------
              Total liabilities and stockholders' equity               $     100,428     $     95,156
                                                                       =============     ============